Exhibit 10.6

AMENDMENT 2005-1

BECKMAN COULTER, INC.

SAVINGS PLAN

WHEREAS, Beckman Coulter, Inc. (the “Company”), a Delaware corporation,  maintains the Beckman Coulter, Inc. Savings Plan (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan; and

WHEREAS, the Company has the right to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                       The preamble to the Plan is amended by deleting the following:

“The provisions of the Plan which cover Puerto Rico Participants (as defined herein) are intended to constitute a qualified plan under Section 165 of the Puerto Rico Income Tax Act of 1954 (as amended).

It is also intended that the Plan constitute an accident and health plan so that amounts distributed on account of disability may be, if so provided by law, excluded from income under Section 105(c) of the Internal Revenue Code and Section 22(b)(5) of the Puerto Rico Income Tax Act.”

2.                                       Section 1.1 is amended by deleting the following:

“In the event that a Participating Affiliate which employs a Puerto Rico Participant does not have current or accumulated profits, no contribution shall be made on behalf of the employees of such Participating Affiliate, unless the laws of Puerto Rico provide otherwise.”

3.                                       Section 1.2 is amended by deleting the definition of “Puerto Rico Participant.”

4.                                       The definition of “Rollover Account” in Section 1.2 is amended by deleting the following:

“(and, for a Puerto Rico Participant, Section 165(b)(2) of the Puerto Rico Income Tax Act).”

5.                                       Section 2.4 is amended, effective April 1, 2005, to read as follows:

“Each Employee who becomes a Participant shall designate the Beneficiary or Beneficiaries whom such Employee desires to receive the benefits of the Plan in the event of such Employee’s death. Such designation shall be made in a manner or method as determined by the Committee, which may include electronic methods to the extent permitted by law. A Participant may from time to time change his designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by making a new designation. However, if a married Participant wishes to designate a person other than his spouse as Beneficiary, such designation shall be consented to in writing by the spouse, which consent shall acknowledge the effect of the designation and be witnessed by a notary public. The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the spouse’s consent so provides. Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of a Plan representative) that there is no spouse or that the required consent cannot be obtained because the spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations. The Company, the Committee and the Trustee may rely upon a Participant’s last designation of Beneficiary or Beneficiaries made in accordance with the terms of the Plan. Notwithstanding the foregoing, an unmarried Participant’s Beneficiary designation shall become ineffective upon the Participant’s subsequent lawful marriage and the Participant’s spouse shall be deemed to be the Participant’s Beneficiary, unless such deemed designation is changed with the consent of the Participant’s spouse as provided for in this Section 2.4. “

6.                                       Section 3.1(c) is amended by deleting the following:

“In the case of Puerto Rico Participants, the Committee may impose restrictions on the amount of Before-Tax Savings Contributions which may be made, provide for refunds of Before-Tax Savings Contributions, and impose such rules, limitations and restrictions as the Committee deems necessary or appropriate to satisfy applicable law. Such restrictions, limitations, rules and refunds may apply to all or any group of Puerto Rico Participants, or any individual Puerto Rico Participant, as determined by the Committee.”

7.                                       Section 3.1(e)(1) is amended by deleting the following:

“The limit applicable to Puerto Rico Participants shall be the limit established by Puerto Rico law.”

8.                                       Section 3.6(a) is amended by deleting the following:

“(and, in the case of a Puerto Rico Participant, both Section 401(a) of the Code and Section 165 of the Puerto Rico Income Tax Act).”

9.                                       Section 6.4(a) of the Plan is hereby amended to read as follows, effective January 1, 2006:

“(a)                            Subject to the approval of the Committee and guidelines promulgated by the Committee, withdrawals may be permitted to meet a financial hardship resulting from:

(1)                                  Uninsured medical expenses incurred by the Participant, or the Participant’s spouse or dependent (for this purpose, as defined in Section 152 of the Code, but without regard to subsections (b)(1), (b)(2) and (d(1)(B) thereof), or necessary for these persons to obtain such medical care;

(2)                                  The purchase (excluding mortgage payments) of a principal residence of the Participant;

(3)                                  The payment of tuition and related educational fees, and room and board expenses, for the next twelve months of post-secondary education for the Participant, or the Participant’s spouse, children or dependents (as defined in Section 152 of the Code, but without regard to subsections (b)(1), (b)(2) and (d(1)(B) thereof);

(4)                                  The prevention of eviction of the Participant from his principal residence, or foreclosure on the mortgage of the Participant’s principal residence;

(5)                                  Payments for burial or funeral expenses for the employee’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, but without regard to subsection (d)(1)(B) thereof);

(6)                                  Expenses for the repair of damage to the employee’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); and

(7)                                  Any other event described in Treasury Regulations or rulings as an allowable “safe harbor” hardship distribution and approved by the Committee as a reason for permitting distribution under this section.

The Committee shall determine, in a non-discriminatory manner, whether a Participant has a financial hardship. A distribution may be made under this Section only if such distribution does not exceed the amount required to meet the immediate financial need created by the hardship and is not reasonably available from other resources of the Participant. The amount of the withdrawal may be increased by 10% to 30% to cover taxes on the withdrawal.”

10.                                 Section 6.4(d) is amended, effective January 1, 2006, to read as follows:

“Except as may otherwise be permitted under Section 1.401(k)-1(d)(3) of the Treasury Regulations, a Participant shall not be permitted to make any withdrawals from his Before-Tax Savings Account pursuant to this Section until he has obtained all distributions (including distribution of ESOP dividends under Section 404(k) of the Code, but not including hardship distributions) and all non-taxable loans currently available under all qualified profit sharing and retirement plans maintained by the Company. For this purpose, distribution of an ESOP dividend shall be considered to be currently available during the period between the record date for the dividend and the date the dividend is paid by the Company to its shareholders.”

11.                                 Section 6.6(c) is amended, effective for cash-outs paid on or after February 28, 2005, by replacing “$5,000” with “$1,000.”

12.                                 Sections 6.7(a)(1), (2), and (3) are amended, effective for cash-outs paid on or after February 28, 2005, by replacing every occurrence of “$5,000” with “$1,000.”

13.                                 Section 9.1 is amended by deleting the following:

“(or, only with respect to contributions made on behalf of Puerto Rico Participants, a similar adverse determination under the Puerto Rico Income Tax Act).”

14.                                 Section 9.5 is amended by deleting the following:

“and, with respect to Puerto Rico Participants, Section 165 of the Puerto Rico Income Tax Act.”

15.                                 A new Appendix H shall be added to the Plan to read in its entirety as follows:

“APPENDIX H

SPECIAL PROVISIONS

APPLICABLE TO EMPLOYEES IN PUERTO RICO

1.                                      Purpose.

The purpose of this Appendix H is to comply with the requirements of Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994, as amended (the “PR Code”). The provisions of this Appendix H shall only apply to those Employees of the Company, whose compensation is subject to Puerto Rico income taxes (the “Puerto Rico Participants”). Unless otherwise provided in this Appendix H, the provisions of this Appendix H are effective September 1, 1998, for the Plan, as amended and restated on September 1, 1998, and January 1, 2001.

2.                                      Type of Plan.

It is the intent of the Company that the Plan be a profit-sharing plan as defined in Article 1165-1 of the Regulations issued under the PR Code and that it include a qualified cash or deferred arrangement pursuant to Section 1165(e) of the PR Code. It is also intended that the Plan constitute an accident and health plan so that amounts distributed on account of disability may be, if so provided by law, excluded from income under Section 105(c) of the Internal Revenue Code and Section 22(b)(5) of the Puerto Rico Income Tax Act. In the event that a Participating Affiliate which employs a Puerto Rico Participant does not have current or accumulated profits, no contribution shall be made on behalf of the employees of such Participating Affiliate, unless the laws of Puerto Rico provide otherwise.

3.                                      Plan Compensation.

Notwithstanding any provision of the Plan to the contrary, a Puerto Rico Participant’s Plan Compensation shall be determined prior to the effect of any salary reduction under any PR Code Section 1165(e) cash or deferred arrangement that is part of a Puerto Rico qualified retirement plan.

4.                                      Before-Tax Savings Contributions.

In the case of Puerto Rico Participants, the Committee may impose restrictions on the amount of Before-Tax Savings Contributions which may be made, provide for refunds of Before-Tax

Savings Contributions, and impose such rules, limitations and restrictions as the Committee deems necessary or appropriate to satisfy applicable law. Such restrictions, limitations, rules and refunds may apply to all or any group of Puerto Rico Participants, or any individual Puerto Rico Participant, as determined by the Committee.

A Puerto Rico Participant may not elect a salary reduction agreement pursuant to Article III of the Plan at a rate greater than ten percent (10%) of his Plan Compensation, not to exceed $8,000 (or such other limitation as determined from time to time by the Puerto Rico Department of the Treasury). Provided that, if the Puerto Rico Participant contributes to a Puerto Rico individual retirement account as described in PR Code Section 1169, the maximum amount of his/her Before-Tax Savings Contributions may not exceed the difference, if any, between the amount available as a contribution up to the maximum limit and the contribution made to a Puerto Rico individual retirement account, or as otherwise provided under the PR Code. The limitation on Before-Tax Savings Contributions will not be adjusted to reflect cost of living increases. This limit shall be applied by aggregating all plans maintained by the Company that provide for Before-Tax Savings Contributions. Any excess deferrals together with any income allocable to such deferrals by a Puerto Rico Participant shall be distributed to such Puerto Rico Participant pursuant to a uniform and nondiscriminatory procedure established by the Company.

5.                                      Highly Compensated Puerto Rico Participants.

A Highly Compensated Puerto Rico Participant means any Puerto Rico Participant who, determined on the basis of Plan Compensation for each Plan Year, has greater Plan Compensation than two-thirds of all other Puerto Rico Participants, or as otherwise defined under the PR Code.

6.                                      Limitation on Puerto Rico Participants’ Before-Tax Savings Contributions.

For each Plan Year, in addition to satisfying the nondiscrimination tests as provided in the Plan, the Plan shall also satisfy the Actual Deferral Percentage (“ADP”) Test of PR Code Section 1165(e)(3)(B) and the regulations promulgated thereunder. This test must be complied with only taking into consideration Puerto Rico Participants.

In no event shall the ADP of the Highly Compensated Puerto Rico Participants for any calendar year exceed the greater of:

(a)                                  the ADP of all other Puerto Rico Participants for such calendar year multiplied by 1.25;                      or

(b)                                 the ADP of all other Puerto Rico Participants for such calendar year multiplied by 2.0, provided that the ADP of Highly Compensated Puerto Rico Participants does not exceed that of all other Puerto Rico Participants by more than two percentage points.

The ADP of a group of Puerto Rico Participants for a Plan Year shall be the average of the ratios, calculated separately for each Puerto Rico Participant in such group, of the amount of Puerto Rico Participants’ Before-Tax Savings Contributions actually paid to the Trust on behalf of such Puerto Rico Participants for such Plan Year to the Plan Compensation of such Puerto Rico Participants for such Plan Year. If more than one plan providing a cash or deferred arrangement (within the meaning of Section 1165(e) of the PR Code) is maintained by the Company, the ADP of any Highly Compensated Puerto Rico Participant who participates in more than one such plan or arrangement shall be determined as if all such arrangements were a single plan or arrangement. If two or more plans are aggregated for purposes of Sections 1165(a)(3) or 1165(a)(4) of the PR Code, such plans shall be aggregated for purposes of determining the ADP of the Puerto Rico Participants as if all such plans were a single plan.

In the event that there are contributions in excess of the limitation described in paragraphs a. and b. (“Excess Contributions”) (determined under the leveling method specified in the PR Code beginning with the Highly Compensated Puerto Rico Participant with the highest ADP), the amount of Excess Contributions for a Highly Compensated Puerto Rico Participant may be recharacterized as After-Tax Savings Contributions, subject to the provisions of the PR Code. In addition, the Company may elect to make qualified nonelective contributions that comply with the PR Code and regulations for purposes of complying with this test as described in this Section.

Notwithstanding any provision of this Appendix H to the contrary, to the extent permitted by the PR Code and its regulations, the Committee may elect to aggregate all Employees employed by the Company for purposes of determining compliance by the Plan with the ADP test of Section 1165 of the PR Code and the determination of PR Highly Compensated Participants.

7.                                      Adjustment of a Puerto Rico Participant’s Before-Tax Savings Contributions.

The Company may, in its sole discretion, decrease or suspend the amount of the Before-Tax Savings Contributions of any Puerto Rico Participant if the Company deems such decrease or suspension to be necessary to satisfy any of the following:

(a)                                  the limits described in Section H.4 of this Appendix H; or

(b)                                 the nondiscrimination requirement of Section H.6 of this Appendix H.

8.                                      Qualified Nonelective and Matching Contributions.

(a)                                  Allocation of Qualified Nonelective Contributions.  On behalf of each non-Highly Compensated Puerto Rico Participant, the Company may, at its sole discretion, make a Qualified Nonelective Contribution equal to a percentage between 0% and 10% of each eligible Puerto Rico Participant’s Plan Compensation, the exact percentage to be determined each year by the Company. For purposes of this Section, the term “Qualified Nonelective Contributions” shall mean any Company contributions with respect to which (i) the Employee may not elect to have the contribution paid to the Employee in cash instead of being contributed to the Plan, (ii) are fully vested, and (iii) are distributable at the same time as Before-Tax Savings Contributions. The Qualified Nonelective Contributions will be treated as Before-Tax Savings Contributions for purposes of the other provisions of this Plan.

(1)                                  The Company shall have the sole discretion to designate which non-Highly Compensated Employees, if any, shall receive a Qualified Nonelective Contribution, if any, for any Plan Year.

(2)                                  In any Plan Year, such Qualified Nonelective Contributions, if any, shall be applied to the ADP Test as described in Section H.6 of this Appendix.

(b)                                 Actual Deferral Percentage Test.  All or part of the Qualified Nonelective Contributions and Qualified Matching Contributions made with respect to Puerto Rico Participants may be treated as Before-Tax Savings Contributions for purposes of the ADP Test set forth in Section H.6 of this Appendix. Qualified Nonelective Contributions and Qualified Matching Contributions used to satisfy the ADP Test shall be deemed Before-Tax Savings Contributions. For purposes of this Section, the term “Qualified Matching Contributions” shall mean the Company Matching Contributions (pursuant to Plan Section 3.3) with respect to which (i) are fully vested, and (ii) are distributable at the same time as Before-Tax Savings Contributions.

(c)                                  Company Election.  The Committee may elect, in any Plan Year, to treat all or a part of the Company Matching Contributions for such Plan Year as a Qualified Matching Contribution subject to the restrictions of this Section.

9.                                      Company Matching Contributions.

For purposes of the Puerto Rico qualification of the Plan, the Company Matching Contributions made by the Company to the accounts of Puerto Rico Participants shall not be subject to the Actual Contribution Percentage Test provided under Section 401(m) of the United States Internal Revenue Code of 1986, as amended (the “US Code”).

10.                               Vesting of Qualified Nonelective and Matching Contributions.

Each Participant shall at all times be fully vested in all Qualified Nonelective Contributions and Qualified Matching Contributions made pursuant to Section H.8 of this Appendix.

11.                               Transfer and Rollover Provisions.

Transfers or rollovers to the Plan under Section 3.6 of the Plan by a Puerto Rico Participant are limited to the amounts distributed from an employee plan that qualifies under Section 1165(a) of the PR Code and under Sections 401(a) and 401(k) of the US Code.

Notwithstanding any provision of the Plan to the contrary, a distributee who is a Puerto Rico Participant may request, at the time and in the manner prescribed by the Committee, to have the entire portion of a lump-sum distribution from the Plan paid directly to a “Puerto Rico Eligible Retirement Plan” (as defined below) in a direct rollover. For purposes of this paragraph, the term “Puerto Rico Eligible Retirement Plan” means a qualified trust described in Section 1165(a) of the PR Code and an individual retirement account or annuity described in Sections 1169(a) and (b) of the PR Code, respectively, that accepts the Puerto Rico Participant’s eligible rollover distribution.

12.                               Catch-Up Contributions.

Puerto Rico Participants are not eligible to make elective catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the US Code. In accordance with IRS Notice 2002-4, the Plan shall not be treated as failing to satisfy the universal availability of Catch-Up Contributions requirement of Section 414(v)(4) of the US Code and Section 1.414(v)-1(e) of the Treasury Regulations.

13.                               In-Service Withdrawals.

If a Puerto Rico Participant makes a withdrawal pursuant to Sections 6.1, 6.2, 6.3, or 6.5, he shall be unable to elect that any employee contributions associated with Section  6.1, 6.2, 6.3,

or 6.5 be made on his behalf under the Plan or under any other plan maintained by the Company or a Related Company until the first day of the first pay period occurring three (3) months following his withdrawal or longer if applicable under other plan rules. Effective January 1, 2002, if a Puerto Rico Participant makes a withdrawal pursuant 6.4 of the Plan, he: (i) shall not be entitled to make Before-Tax Savings Contributions and any other employee contributions for twelve months following the date of receipt of the Hardship Withdrawal, and (ii) for the taxable year following the year of the Hardship Withdrawal, the annual limitation imposed by the PR Code on Before-Tax Savings Contributions shall be reduced by the amount of Before-Tax Savings Contributions made in the year of the Hardship Withdrawal.

14.                               Company Contributions.

To the extent permissible under ERISA, each contribution made by the Company to the Plan is expressly conditioned on the deductibility of such contribution under Section 1023(n) of the PR Code for the taxable year for which contributed. If the Puerto Rico Department of the Treasury disallows the deduction, or if the contribution was made by a mistake of fact, such contributions shall be returned to the Company within one (1) year after the disallowance of the deduction (to the extent disallowed), or after the payment of the contribution, respectively.

15.                               Employee Stock Ownership Provisions.

Notwithstanding anything provided in the Plan, Puerto Rico Participants (or, if applicable, following the death of a Puerto Rico Participant, such Puerto Rico Participant’s Beneficiary), are not allowed to make elections for cash payments on dividends flowing from Company Stock. Rather, such dividends will automatically be credited to Puerto Rico Participants’ Accounts.

16.                               Payment of Contributions.

Contributions to the Plan by the Company shall be paid to the Trustee not later than the due date for filing the Company’s Puerto Rico income tax return for the taxable year in which such payroll period falls, including any extension thereof.

17.                               Plan Merger.

Solely with respect to the Puerto Rico Participants, any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to, another trust will be limited to the extent such other plan and trust are qualified under Section 1165(a) of the PR Code.

18                                  Plan Termination or Discontinuance of Contributions.

Notwithstanding any provision of the Plan to the contrary, the Trustee shall not be required to make any distribution from the Trust to a Puerto Rico Participant in the event the Plan is terminated, until such time as the Puerto Rico Department of the Treasury shall have determined in writing that such termination will not adversely affect the prior qualification of the Plan under the PR Code.

19.                               Governing Law.

With respect to the Puerto Rico Participants and the Company engaged in business in Puerto Rico, the Plan also will be governed and construed according to the PR Code, where such law is not in conflict with the applicable federal laws; provided, however, that if any provision of the Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan remaining qualified within the meaning of Section 401(a) of the Code and Section 1165(a) of the PR Code.

20.                               Use of Terms.

All terms and provisions of the Plan shall apply to this Appendix H, except that where the terms and provisions of the Plan and this Appendix H conflict, the terms and provisions of this Appendix H shall govern.”

16.                                 A new Appendix I shall be added to the Plan to read in its entirety as follows:

“APPENDIX I

SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE

DIAGNOSTIC SYSTEMS LABORATORIES, INC. 401(k) PLAN

1.                                      Introduction.

(a)                                  On or about October 11, 2005, the Company acquired Diagnostic Systems Laboratories, Inc. (“DSL”). DSL maintained the Diagnostic Systems Laboratories, Inc. 401(k) Plan (the “DSL 401(k) Plan”).

(b)                                 Effective as of December 28, 2005 (the “DSL Merger Date”), the DSL 401(k) Plan is merged into the Plan.

(c)                                  The benefits payable under the Plan to employees and former employees of DSL who were participants in the DSL 401(k) Plan as of the DSL Merger Date (the “DSL 401(k) Participants”) shall be governed by this Appendix I. This Appendix I applies only to the DSL 401(k) Participants.

(d)                                 Any individual who is a DSL 401(k) Participant as of the DSL Merger Date and who satisfies the requirements for participation in the Plan shall automatically become a Participant in the Plan. Any such individual who does not satisfy the requirements for participation in the Plan shall not become a Participant in the Plan. For purposes of determining eligibility to participate in the Plan, periods of service with DSL and its affiliates shall be considered Periods of Service under the Plan.

2.                                      Status of DSL 401(k) Plan.

(a)                                  DSL 401(k) Plan is Frozen.  No further contributions shall be allocated pursuant to, and no person shall become a participant in, the DSL 401(k) Plan on or after the DSL Merger Date.

(b)                                 DSL 401(k) Plan is Merged into the Plan.  Effective as of the DSL Merger Date, the DSL 401(k) Plan shall cease to exist. As of such time, all benefits under the DSL 401(k) Plan accrued to the DSL 401(k) Participants shall become payable from the Plan. Notwithstanding any contrary Plan provision, the provisions of this Appendix I shall apply to the entire account maintained under the Plan for each of the DSL 401(k) Participants.

3.                                      Vesting.

(a)                                  Immediate Vesting on Merger.  Effective as of the DSL Merger Date, each DSL 401(k) Participant who has not previously forfeited the unvested portion of his or her account under the DSL 401(k) Plan (his or her “DSL 401(k) Account”) shall become immediately and fully vested in such DSL 401(k) Account upon the merger of the DSL 401(k) Plan into the Plan.

(b)                                 Buy-Back of Forfeitures.  Any DSL 401(k) Participant who terminated employment with DSL and forfeited the unvested portion of his or her DSL 401(k) Account pursuant to Section 11.08 of the DSL 401(k) Plan prior to the merger of the DSL 401(k) Plan into the Plan, and who resumes employment and repays the amount previously distributed to him or her in accordance with Section 11.10 of the DSL 401(k) Plan, shall be entitled to “buy back” the forfeited portion of his or her DSL 401(k) Account. The Company shall make a special contribution equal to the forfeited portion bought back.

4.                                      Investments.

The Company shall adopt such rules as it deems appropriate for the transfer of investments under the DSL 401(k) Plan to the Plan’s investments.

5.                                      Forms of Distribution.

Pursuant to Code Section 411(d)(6)(E) and the regulations promulgated thereunder, any forms of distribution available under the DSL 401(k) Plan that are in any way different from the forms of distribution available under the Plan may be eliminated pursuant to the merger of the DSL 401(k) Plan into the Plan. Accordingly, any benefits accrued by DSL 401(k) Participants that are payable under the Plan shall be paid only in accordance with the forms of distribution available under the Plan.”

17.                                 A new Appendix J shall be added to the Plan to read in its entirety as follows:

“APPENDIX J

SPECIAL PROVISIONS FOR FORMER PARTICIPANTS IN THE

AGENCOURT BIOSCIENCE CORPORATION 401(k) PLAN

1.                                      Covered Employees Subject to this Appendix.

Each Covered Employee who was an employee of Agencourt Bioscience Corporation (“ABC”) immediately prior to the Company’s acquisition of ABC (the “Acquisition”) is subject to the provisions of this Appendix J (a “Former ABC Employee”).

2.                                      Eligibility.

For purposes of determining eligibility to participate in the Plan, periods of service with ABC and its affiliates shall be considered Periods of Service under the Plan. Any Former ABC Employee who satisfies the requirements for participation in the Plan as of July 1, 2005 shall be eligible to enroll as a Participant in the Plan on such date. Any Former ABC Employee who does not satisfy the requirements for participation in the Plan as of July 1, 2005 shall not be eligible to enroll as a Participant in the Plan until he or she satisfies such requirements.”

IN WITNESS WHEREOF, this Amendment 2005-1 is hereby adopted this 21st day of December, 2005.

BECKMAN COULTER, INC.

By	/s/James Robert Hurley

Its	Vice Preshident, Human Resources